UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013 (July 2, 2013)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

Ryman Hospitality Properties, Inc. (the “Company”) may make available from time to time information concerning the dilution resulting from the Company’s outstanding 3.75% convertible senior notes due 2014 by posting this information on the Company’s website, www.rymanhp.com, under the “Investor Toolkit” section of the Investor Relations page.

ITEM 8.01.	OTHER EVENTS.

On July 2, 2013, the Company issued a press release announcing that it has recently repurchased in private transactions $54,742,000 principal amount of its 3.75% convertible senior notes due 2014 and is processing the settlement of $1,200,000 principal amount of the convertible notes that were converted by a holder. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)

99.1	Press Release of Ryman Hospitality Properties, Inc. dated July 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: July 2, 2013	By:	/s/ Mark Fioravanti
Name: Mark Fioravanti
Title: Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release of Ryman Hospitality Properties, Inc. dated July 2, 2013